Exhibit 21.1

         KING POWER INTERNATIONAL GROUP CO., LTD.
         SIGNIFICANT SUBSIDIARIES AND
         JURISDICTIONS OF INCORPORATION

         Name                  Jurisdiction of Incorporation    Percentage Owned

King Power Tax Free
Co., Ltd.                              Thailand                      99.94%

King Power Duty Free
Co., Ltd.                              Thailand                      94.95%

King Power International Group
(Thailand) Co., Ltd.                   Thailand                      99.93%